UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14C

                 INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT [X]

FILED BY PARTY OTHER THAN THE REGISTRANT [_]

CHECK THE APPROPRIATE BOX:

[X]  Preliminary Information Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[_]  Definitive Information Statement

                             RESOLVE STAFFING, INC.
                (Name of Registrant as specified in its charter)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[X]  No fee required.
(1)  Title of each class of securities to which transaction applies:
(2)  Aggregate number of securities to which transactions applies:
(3) Per unit price or other underlying value of transaction computed pursuant to exchange act rule 0-11:
(4)  Proposed maximum aggregate value of transaction:
(5)  Total fee paid:

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by exchange act rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
(1)  Amount previously paid:
(2)  Form, schedule or registration statement no.:
(3)  Filing party:
(4)  Date filed:


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                             RESOLVE STAFFING, INC.
                            102 Falkenburg, Suite B.
                                 Tampa, FL 33602
                                 ---------------

                      NOTICE OF SHAREHOLDER MAJORITY ACTION
                          IN LIEU OF AN ANNUAL MEETING
                                 ---------------

                        WE ARE NOT ASKING YOU FOR A PROXY
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY
                                ----------------

      NOTICE IS HEREBY GIVEN TO ALL SHAREHOLDERS THAT ACTION WILL BE TAKEN IN LIEU OF AN ANNUAL MEETING OF RESOLVE STAFFING, INC., A NEVADA CORPORATION ("COMPANY") ON OR ABOUT OCTOBER 8, 2004 TO AUTHORIZE AND APPROVE THE FILING OF AN AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION TO:

      (i) authorize and approve a reverse stock split of one-for- five shares of outstanding common stock of the Registrant, in accordance with the Nevada Revised Statutes Section 78.2055 ("Reverse Split");

      (ii) make no change in the total number of authorized shares of common stock that can issue by the Registrant; and

      (iii) make no change in the current par value of the Registrant's common stock as a result of the reverse stock split.

      Currently, the Registrant is authorized to issue 50,000,000 shares of common stock, par value $.0001 per share, of which there are 9,695,582 shares of common stock issued and outstanding before giving effect to the Reverse Split and 10,000,000 shares of preferred stock, par value $.0001 per share of which there are no such shares outstanding. Shareholders of record as of September 15, 2004 are entitled to receive notice of this action.

                                        By order of the Board of Directors


                                        /s/ Ron Heineman
                                        ---------------------------
                                            Ron Heineman
                                            Chairman of the Board

Dated:  September 10, 2004


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                             RESOLVE STAFFING, INC.
                            104 Falkenburg, Suite 104
                                 Tampa, FL 33602
                                 ---------------

                 Information Statement pursuant to section 14(C)
                   of the securities and exchange act of 1934
                                 ---------------

                        WE ARE NOT ASKING YOU FOR A PROXY
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY
                                ----------------

      This Information Statement ("Information Statement") is being mailed on or about September _____, 2004 to the holders of record at the close of business on September 15, 2004, of the common stock, $.0001 par value per share (the "Common Stock") of Resolve Staffing, Inc. (the "Registrant"), in connection with action by written consent to authorize and approve the filing of an amendment to the Registrant's Articles of Incorporation for the purpose of effecting:(i) a reverse stock split of the outstanding shares of the Registrant's Common Stock on a one-for-five basis, with no fractional shares to issue for any uneven or odd number of shares. The Reverse Split shall be accomplished by using rounding up principals rather than issuing any fractional shares of common stock or cash in lieu of fractional shares; (ii) maintaining the par value of the Registrant's Common Stock at $.0001; and (iii) maintaining the current number of shares of Common Stock the Registrant is authorized to issue at 50,000,000. Members of the Board of Directors and three shareholders own or have voting authority for 7,123,102 shares of Common Stock. This beneficial ownership represents approximately 73% of the total outstanding votes of all issued and outstanding shares of Common Stock of the Company and such votes are sufficient to approve the proposed action on the record date of September 15, 2004. Dissenting shareholders do not have any statutory appraisal rights as a result of the action taken. All members of the Board of Directors and such other shareholders have indicated their intention to execute written consents in favor of the proposed action on behalf of the shares of the Registrant that they own or for which they have voting authority. The Board of Directors does not intend to solicit any proxies or consents from any other shareholders in connection with this action.

      Section 78.320 of the Nevada Revised Statutes provides that the written consent of the holders of the outstanding shares of voting stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a meeting. Pursuant to Section
78.390 of the Nevada Revised Statutes, a majority of the outstanding voting shares of stock entitled to vote thereon is required in order to effect a reverse stock split in accordance with Section 78.2005 of the Nevada Revised Statues. In order to eliminate the costs and management time involved in obtaining proxies and in order to effect the above actions as early as possible in order to accomplish the purposes of the Registrant as hereafter described, the Board of Directors of the Company approved a resolution authorizing the one for five reverse stock split on the terms and conditions described herein, and did in fact obtain, the written consents of the holders of a majority of the votes of the outstanding Common Stock required to approve such action.


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      Pursuant to Section 78.370 of the Nevada Revised Statutes, the Registrant
is required to provide prompt notice of the taking of the corporate action without a meeting to the stockholders of record who have not consented in writing to such action. This Information Statement is intended to provide such notice. No dissenters' or appraisal rights under Nevada Law are afforded to the Registrant's stockholders as a result of the approval of the actions described herein.

      This Information Statement is being distributed pursuant to the requirements of Section 14(c) of the Securities Exchange Act of 1934.

      The entire cost of furnishing this Information Statement will be borne by the Registrant. The Registrant will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith.

               INFORMATION RELATING TO THE COMPANY'S COMMON STOCK

      The shares of Common Stock are the only class of voting securities of the Registrant outstanding. Each share of Common Stock is entitled to one vote per share on all matters submitted to a vote of the shareholders. As of September 15, 2004, the Company had 9,695,582 shares of their Common Stock outstanding.

                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth, as of the Record Date information concerning ownership of the Registrant's securities by (i) each director, (ii) each executive officer, (iii) all directors and executive officers as a group; and (iv) each person known to the Registrant to be the beneficial owner of more than five percent of each class of outstanding securities:

      The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholder has sole or shared voting power or investment power and also any shares that the selling stockholder has the right to acquire within 60 days.


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                                                Beneficial Ownership(1)
                                                --------------------
Name of Beneficial Owner                  Shares                 Percentage
------------------------                  ------                 ----------

Ron Heinenman (2)                          3,360,000                  34.7%

William Brown (3)                          6,245,902                  53.6%

Don Quarterman (4)                           950,000                   9.8%

Mike Knox (5)                                200,000                   2.1%

Cristino Perez (6)                          809,655                    8.2%

Wanda Dearth (7)                            525,000                    5.3%
----------------------
All officers and directors as a group     10,755,902                   100%

(1) Percentage of beneficial ownership is calculated using the number of shares of common stock outstanding combined with the outstanding common stock purchase warrants exercisable within 60 days from the date of this Information Statement for each individual owner.

(2) Ron Heineman is our chairman and chief executive officer. This amount includes 1,360,000 shares that Mr. Heineman owns directly, and 2,000,000 shares which are owned by ELS, Inc., a corporation wholly-owned by Mr. Heineman.

(3) William A. Brown is an officer and director. This amount includes 2,334,135 shares owned directly and 2,267,300 shares held the William A. Brown Family Trust; 2,000 shares owned by Christina Brown, Mr. Brown's wife; and 478,967 shares and 1,163,500 common stock purchase warrants owned by Work Holdings, LLC, a corporation wholly-owned by Mr. Brown.

(4) Don Quarterman is our president and a director. This amount includes 950,000 shares owned by Pinnacle Corporate Services, LLC, a corporation controlled by Mr. Quarterman.

(5) Mr. Knox is our chief financial officer.

(6) Mr. Perez is a former chief financial officer. This amount includes 45,027 shares and 34,400 common stock purchase warrants that he owns directly, and 580,228 shares and 150,000 common stock purchase warrants owned by Global Partners, LLC, a corporation controlled by Mr. Perez.

(7) Ms. Dearth is a former chief executive officer of the Company. This amount includes 275,000 shares and 250,000 common stock purchase warrants owned directly by Ms. Dearth.

-----------------

                     APPROVAL OF THE REVERSE STOCK SPLIT

      The Registrant's board of directors has approved: (a) the terms and conditions of a one-for-five reverse split of all outstanding shares of Common Stock of the Registrant as of the record date of September 15, 2004; (b) maintaining the par value of the Company's Common Stock at $.0001; and (c) maintaining the number of shares of authorized Common Stock for issuance at 50,000,000 shares, all of such action being in accordance with Section 78.2055 of the Nevada Revised Statutes. The members of the Registrant's board of directors and certain other shareholders, which together hold approximately 73% of the Registrant's Common Stock have approved these actions and has consented in writing to these actions being taken.


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ONE-FOR-FIVE REVERSE SPLIT

      As a result of the Reverse Split, each share of Common Stock outstanding at the Effective Date of the Reverse Split, will, without any action on the part of the holder thereof, become one-fifth share of Common Stock. This means that for every five shares of Common Stock outstanding at the Record Date, such shares shall be converted to one whole share of Common Stock giving effect to the Reverse Split. No fractional shares of New Common Stock will be issued to any shareholder. Accordingly, shareholders of record who would otherwise be entitled to receive fractional shares of New Common Stock, will, upon surrender of their certificates representing shares of Old Common Stock, receive in lieu thereof an additional share.

      The effect of the Reverse Split will also maintain the par value per share of the Registrant's Common Stock at $.0001 and will be to maintain the number of shares of Common Stock authorized for issuance at 50,000,000. Maintaining the par value per share will reduce the Registrant's capital stock accounts in that significantly fewer shares will be outstanding after the one-for-five Reverse Split. For purposes of this description, the Common Stock, as presently constituted, is referred to as the "Old Common Stock" and the Common Stock resulting from the Reverse Split is referred to as the "New Common Stock."

EFFECTIVE DATE OF THE REVERSE SPLIT

      The Reverse Split would become effective as of 5:00 p.m. Las Vegas, Nevada time on the date of filing of a certificate of amendment to our articles of incorporation with the office of the Secretary of State of Nevada. Except as explained below with respect to fractional shares, on such date, all shares of our Common Stock that were issued and outstanding immediately prior thereto will be, automatically and without any action on the part of the stockholders, converted into new shares of our Common Stock in accordance with the one for five exchange ratio as set forth in this Information Statement.

PRINCIPAL EFFECTS OF THE REVERSE SPLIT

      The principal effects of the Reverse Split will be as follows:

      Based upon the 9,695,582 shares of Old Common Stock outstanding on the Record Date, the Reverse Split would decrease the outstanding shares of Old Common Stock by 80%, and, upon the effectiveness of the Reverse Split approximately 1,939,116 shares of New Common Stock would be outstanding.


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      The Registrant will obtain new CUSIP numbers for the New Common Stock at the time of the Reverse Split. Following the effectiveness of the Reverse Split, the Registrant will provide each record holder of Old Common Stock with information to enable such holder to obtain new Common Stock certificates.

      Subject to the provisions for elimination of fractional shares, as described below, consummation of the Reverse Split will not result in a change in the relative equity position or voting power of the holders of Old Common Stock.

      The Certificate of Amendment amending the Articles of Incorporation to effect the Reverse Split will be filed with the Secretary of State of Nevada 20 days following the mailing of this Notice to shareholders. The Reverse Split would become effective as of the date of such filing (the "Effective Date").

PURPOSES OF THE REVERSE STOCK SPLIT

      The Board of Directors believes that the Reverse Split, as part of a larger plan of financing and recapitalization, is in the best interest of the Company and its shareholders.

      Our board of directors has recommended that we implement the Reverse Split of our Common Stock for the purpose of increasing the market price of our Common Stock. The Reverse Split exchange ratio that the board of directors approved and deemed advisable is on a one for five basis to occur at the Effective Date.

      Our present capital structure authorizes 50,000,000 shares of Common Stock, par value $0.0001 per share and 10,000,000 shares of preferred stock, par value $0.0001 per share. The board of directors believes this capital structure is inadequate for our present and future needs. Therefore, the board has approved the amendment of our articles of incorporation to effect a Reverse Split of our Common Stock. The board believes this capital structure more appropriately reflects our present and future needs and recommends the amendment to our stockholders for adoption.

EXCHANGE OF CERTIFICATE AND ELIMINATION OF FRACTIONAL SHARE INTERESTS

      On the Effective Date, each five shares of Old Common Stock will automatically be combined and changed into one share of New Common Stock. No additional action on the part of the Registrant or any shareholder will be required in order to effect the Reverse Split. Shareholders will be requested to exchange their certificates representing shares of Old Common Stock held prior to the Reverse Split for new certificates representing shares of New Common Stock. Shareholders will be furnished the necessary materials and instructions to effect such exchange promptly following the Effective Date. Certificates representing shares of Old Common Stock subsequently presented for transfer will not be transferred on the books and records of the Company but will be returned to the tendering person for exchange. Shareholders should not submit any certificates until requested to do so. In the event any certificate representing shares of Old Common Stock is not presented for exchange upon request by the Registrant, any dividends that may be declared after the Effective Date of the Reverse Split with respect to the Common Stock represented by such certificate will be withheld by the Registrant until such certificate has been properly presented for exchange, at which time all such withheld dividends which have not yet been paid to a public official pursuant to relevant abandoned property laws will be paid to the holder thereof or his designee, without interest.


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      No fractional shares of New Common Stock will be issued to any shareholder. Accordingly, shareholders of record who would otherwise be entitled to receive fractional shares of New Common Stock, will, upon surrender of their certificates representing shares of Old Common Stock, receive in lieu thereof an additional share.

EFFECT OF THE REVERSE SPLIT ON OTHER SECURITIES

      As of the Record Date, there were 4,256,600 Common Stock purchase warrants outstanding. Each warrant represents the right to purchase one share of Common Stock at a price of $.15 ("Warrants"). Each Warrant represents the right to purchase one share of Old Common Stock at $.15 and subsequent to the Effective Date of the Reverse Split, each Warrant will have the right to purchase one share of New Common Stock at $.75. The number of Warrants outstanding prior to the Effective Date will also be adjusted on a one for five basis in order to give effect to the Reverse Split.

      There are no shares of preferred stock outstanding as of the date of this Information Statement and the Reverse Split shall in no way effect the authorized number of shares of preferred stock for future issuance.

FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE SPLIT

      The combination of each five shares of the Old Common Stock into one share of New Common Stock should be a tax-free transaction under the Internal Revenue Code of 1986, as amended, and the holding period and tax basis of the Old Common Stock will be transferred to the New Common Stock received in exchange therefor.

      Generally, cash received in lieu of fractional shares will be treated as a sale of the fractional shares (although in unusual circumstances such cash might possibly be deemed a dividend), and shareholders will recognize gain or loss based upon the difference between the amount of cash received and the basis in the surrendered fractional share. However, no cash in lieu of fractional shares is being paid to shareholders by the Registrant as principals of rounding for fractional shares shall control, meaning that any fractional share of Common Stock that would issue would result in one additional share of Common Stock being issued to effect the Reverse Split.

      This discussion should not be considered as tax or investment advice, and the tax consequences of the Reverse Split may not be the same for all shareholders. Shareholders should consult their own tax advisors to know their individual Federal, state, local and foreign tax consequences.


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SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10 percent of a registered class of our equity securities, file with the U.S. Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of our equity securities. Officers, directors and greater than 10 percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. All such persons have filed all required reports.

                      DOCUMENTS INCORPORATED BY REFERENCE

      Our Annual Report on Form 10-KSB for the year ended December 31, 2003, financial information from our Quarterly Reports for the period ended March 31, 2004 and June 30, 2004, and our Form 8-K filed in August, 2004 are incorporated herein by reference.

                     COPIES OF ANNUAL AND QUARTERLY REPORTS

      We will furnish a copy of our Annual Report on Form 10-KSB for the year ended December 31, 2003 and a copy of our Quarterly Reports for the periods ended March 31, 2004 and June 30, 2004 and any exhibit referred to therein without charge to each person to whom this Information Statement is delivered upon written or oral request by first class mail or other equally prompt means within one business day of receipt of such request. Any request should be directed to our corporate secretary at 105 North Falkenburg Road, Suite B, Tampa, Florida 33619, telephone (813) 662-0074.

Dated this 10 day of September, 2004.

                                   By Order of the Board of Directors,

                                   /s/ Ronald Heineman

                                   Ronald Heineman
                                   President and Chief Executive Officer


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